Exhibit 99.2

SUPREME COURT OF THE STATE OF NEW YORK
COUNTY OF ROCKLAND	Index No.
___________________________________

IMEDICOR, INC.,	Plaintiff's Residence Address:
523 Avalon Gardens Drive
Plaintiff,	Nanuet, NY 10954

-against-	SUMMONS

ACCESS PHARMACEUTICALS, INC.,

Defendant.
___________________________________
The basis of the venue is Plaintiff’s residence

To the above named Defendant:

YOU ARE HEREBY SUMMONED to answer the complaint in this action and to serve a copy of your answer, or, if the complaint is not served with the summons, to serve a notice of appearance,

on the plaintiff's Attorneys within 20 days after the service of this summons, exclusive of the day of service (or within 30 days after the service is complete if this summons is not personally delivered to you within the State of New York); and in case of your failure to appear or answer,  judgement will be taken against you by default for the relief demanded in the complaint.

Dated: March 28, 2011

RATTNER & ASSOCIATES
Attorney for Plaintiff
2 PERLMAN DRIVE SUITE 310
SPRING VALLEY, N.Y. 10977
(845) 512-8700

SUPREME COURT OF THE STATE OF NEW YORK
COUNTY OF ROCKLAND	Index No.8110/09
___________________________________

IMEDICOR, INC.,

Plaintiff,

-against-	VERIFIED COMPLAINT

ACCESS PHARMACEUTICALS, INC.,

Defendant.
___________________________________

Plaintiff iMedicor, Inc., complaining of the Defendant herein, alleges upon information and belief:

1. The Plaintiff is a Nevada corporation registered to transact business in the State of New York that transacts business at 523 Avalon Gardens Drive, Nanuet, New York 10954.

2.  That Defendant Access Pharmaceuticals, Inc. is a Delaware Corporation registered to transact business in the State of New York located at 2600 Stemmons Freeway, Suite 176, Dallas, Texas 75207.

AS AND FOR PLAINTIFF’S FIRST CAUSE OF ACTION

3.  That Plaintiff and Defendant have entered into an agreement for the provision of certain marketing services by Plaintiff at the specific request of and for the benefit of the Defendant.

4.  Defendant required pre-launch marketing services for it’s MUGARD product and hired Plaintiff to provide those services.

5.  That Plaintiff has fulfilled it’s obligations pursuant to the agreement with the Defendant by providing marketing services at the specific request of and for the benefit of the Defendant.

6.  That pursuant to said agreement Plaintiff was to be paid $68,000.00 for the marketing services it rendered to the Defendant at the rate of $10,000.00 per month beginning sixty days prior to the launch of the

MUGARD product..

7.  That Defendant has failed to pay Plaintiff any part of the $68,000.00 subsequent to the due demand therefor.

8.  That Defendant agreed to pay Plaintiff for the $68,000.00 in invoices submitted to Defendant but has failed to pay Plaintiff any part of the invoices despite due demand therefor.

AS AND FOR PLAINTIFF’S SECOND CAUSE OF ACTION

9.  Plaintiff repeats and re-alleges all of the allegations set forth in paragraphs numbered “1" through “8"

above as if completely set forth herein in their entirety.

10.  Plaintiff and Defendant agreed that Plaintiff should be paid a Success Bonus of up to Five Percent of all revenues generated by it’s marketing of the MUGARD Product that Plaintiff marketed on behalf of the

Defendant.

11.  Plaintiff is unable to determine the exact amount the Success Bonus that it earned by it’s marketing of the Defendant’s MUGARD Product since Plaintiff does not have access to the sales numbers of the

MUGARD product and also because the amount of damages is continuing as a result of continued sales of the

MUGARD product.

12.  Defendant has publically projected sales of at least $300,000,000.00 and up to a possible

$1,000,000,000.00 for it’s MUGARD product as a result of the marketing efforts of Plaintiff.  Since Plaintiff and

Defendant agreed that a bonus of up to Five Percent of the sales of the MUGARD product would be paid to

Plaintiff if sales exceeded $5,000,000.01, this would result in damages to Plaintiff in the range of $15,000,000.00 up to $50,000,000.00.

13. Upon information and belief, the sales generated by Plaintiff’s efforts have caused sales to exceed

$5,000,000.01.

14.  No part of the money due to Plaintiff representing the Success Bonus of up to Five Percent of the sales it generated of the MUGARD product has been paid to Plaintiff to date.

15.  Plaintiff has been damaged by the failure of the Defendant to pay Plaintiff the agreed upon Success

Bonus in the amount up to Five Percent of the sales it generated, an amount calculated to be $15,000,000.00 to

$50,000,000.00 as calculated by the Defendant’s own publically projected sales projections.

WHEREFORE, it is respectfully requested that Plaintiff be awarded damages of $68,000.00 on it’s first cause of action and awarded damages in an amount to be determined of between $15,000,000.00 and

$50,000,000.00 on it’s Second cause of action.

Dated: March 28, 2011	_________________________________
RATTNER & ASSOCIATES P.C.
Attorneys At Law - Attorneys for Plaintiff
2 Perlman Drive - Suite 310
Spring Valley, N.Y. 10977
(845) 512-8700

VERIFICATION

State of New York            }
County of  ROCKLAND } ss.:

I have read the above Complaint and I verify and believe that the allegations contained therein are true to the best of my knowledge.

______________________________________
Fred Zolla, President/CEO Plaintiff iMedicor, Inc.

On March 28, 2011 before me, the undersigned, a Notary Public in and for said State, personally appeared Fred Zolla, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

__________________________________

Notary Public

Index No.

SUPREME COURT OF THE STATE OF NEW YORK
COUNTY OF ROCKLAND
___________________________________

IMEDICOR, INC.,

Plaintiff,

-against-

ACCESS PHARMACEUTICALS, INC.,

Defendant.
___________________________________

SUMMONS and COMPLAINT

________________________________________

RATTNER & ASSOCIATES P.C.
Attorneys At Law - Attorneys for Plaintiff
2 Perlman Drive - Suite 310
Spring Valley, N.Y. 10977
(845) 512-8700